RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS11 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS11

      $ 134,427                  0.00%            CLASS A-P CERTIFICATES
    ------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated August 26, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated August 26, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                      NUMBER OF                  PERCENT OF       AVERAGE      WEIGHTED
                                      MORTGAGE     PRINCIPAL       MORTGAGE      PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                      LOANS       BALANCE         LOANS         BALANCE        RATIO
----------------------------------   -----------   -----------   -----------    -----------   -----------
499 or less ......................            26   $ 2,551,245          3.90%   $    98,125         81.32%
500 - 519 ........................            11       864,046          1.32         78,550         80.14
520 - 539 ........................             9     1,079,447          1.65        119,939         81.89
540 - 559 ........................             9       747,260          1.14         83,029         81.59
560 - 579 ........................             9       737,830          1.13         81,981         79.58
580 - 599 ........................            17     1,686,583          2.58         99,211         74.84
600 - 619 ........................            18     2,077,515          3.18        115,417         82.67
620 - 639 ........................            24     3,129,879          4.79        130,412         80.88
640 - 659 ........................            38     3,564,898          5.46         93,813         80.07
660 - 679 ........................            43     4,677,414          7.16        108,777         79.04
680 - 699 ........................            61     7,407,445         11.34        121,434         78.83
700 - 719 ........................            48     4,420,912          6.77         92,102         76.88
720 - 739 ........................            47     5,629,834          8.62        119,784         77.82
740 - 759 ........................            68     7,059,030         10.80        103,809         76.53
760 - 779 ........................            82     8,811,959         13.49        107,463         72.19
780 - 799 ........................            50     4,856,789          7.43         97,136         75.62
800 or greater ...................            47     5,746,086          8.80        122,257         73.33
                                     -----------   -----------   -----------    -----------   -----------
Subtotal  with Credit Score ......           607   $65,048,173         99.56%   $   107,163         77.14
Not Available ....................             3       285,066          0.44         95,022         83.78
                                     -----------   -----------   -----------    -----------   -----------
Total, Average or Weighted Average           610   $65,333,239        100.00%   $   107,104         77.17%
==================================   ===========   ===========   ===========

         The minimum and maximum credit scores of the mortgage loans were 415 and 826, respectively, and the weighted average credit score of the mortgage loans was 701.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE       WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
OCCUPANCY                                  LOANS       BALANCE        LOANS         BALANCE       SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Primary Residence ..................           321   $39,098,755         59.85%   $   121,803           693         77.15%
Second/Vacation ....................            10     1,212,743          1.86        121,274           763         72.81
Non Owner-occupied .................           279    25,021,741         38.30         89,684           712         77.42
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========


                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
LOAN PURPOSE                              LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Purchase ...........................           279   $28,999,965         44.39%   $   103,943           710         80.80%
Rate/Term Refinance ................           132    13,732,087         21.02        104,031           706         73.91
Equity Refinance ...................           199    22,601,187         34.59        113,574           687         74.49
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========

                            MORTGAGED PROPERTY TYPES

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
PROPERTY TYPE                             LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Single-family detached .............           385   $39,728,368         60.81%   $   103,191           697         76.74%
Two-to-four family units ...........           107    12,488,873         19.12        116,718           706         78.03
Planned Unit Developments (detached)            55     7,169,417         10.97        130,353           701         79.79
Condo Low-Rise (less than 5 stories)            37     2,652,922          4.06         71,701           704         78.51
Condo Mid-Rise (5 to 8 stories) ....             4       740,680          1.13        185,170           778         80.00
Townhouse ..........................             8       655,746          1.00         81,968           662         81.46
Condo High-Rise (9 stories or more)              4       623,627          0.95        155,907           743         59.56
Condotel (9 stories or more) .......             2       475,368          0.73        237,684           774         65.39
Planned Unit Developments (attached)             3       461,522          0.71        153,841           747         68.16
Manufactured Home ..................             3       186,086          0.28         62,029           654         76.08
Leasehold ..........................             1        98,583          0.15         98,583           745         86.00
Condotel (5 to 8 stories) ..........             1        52,046          0.08         52,046           752         62.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
STATE                                     LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Alaska .............................             1   $   118,148          0.18%   $   118,148           736         90.00%
Alabama ............................            12     1,360,955          2.08        113,413           671         75.13
Arkansas ...........................             2        93,353          0.14         46,677           680         90.00
Arizona ............................            16     1,759,343          2.69        109,959           742         83.35
California .........................            45     6,866,563         10.51        152,590           713         70.56
Colorado ...........................            18     2,401,795          3.68        133,433           732         76.61
Connecticut ........................            12     1,381,385          2.11        115,115           660         79.00
District of Columbia ...............             2       190,520          0.29         95,260           712         82.71
Delaware ...........................             2       118,437          0.18         59,218           678         90.07
Florida ............................            55     5,590,560          8.56        101,647           717         77.58
Georgia ............................            36     3,733,254          5.71        103,701           700         78.26
Hawaii .............................             2       475,368          0.73        237,684           774         65.39
Iowa ...............................             2       100,891          0.15         50,445           719         90.00
Idaho ..............................             8       869,208          1.33        108,651           707         81.18
Illinois ...........................             7       786,082          1.20        112,297           705         73.28
Indiana ............................            43     2,395,783          3.67         55,716           679         80.28
Kentucky ...........................             3       143,443          0.22         47,814           643         87.10
Louisiana ..........................            15     1,182,562          1.81         78,837           649         79.61
Massachusetts ......................            12     1,621,758          2.48        135,146           731         64.74
Maryland ...........................             5       481,217          0.74         96,243           733         72.35
Maine ..............................             4       377,970          0.58         94,493           676         78.88
Michigan ...........................            17     1,854,978          2.84        109,116           653         79.82
Minnesota ..........................             6       799,138          1.22        133,190           700         69.94
Missouri ...........................             9       805,472          1.23         89,497           707         80.43
Mississippi ........................             8       853,622          1.31        106,703           737         84.54
Montana ............................             1       183,633          0.28        183,633           787         70.00
North Carolina .....................            18     1,953,021          2.99        108,501           624         84.22
North Dakota .......................             1        67,432          0.10         67,432           737         80.00
Nebraska ...........................             2       117,560          0.18         58,780           596         85.89
New Hampshire ......................             1       171,403          0.26        171,403           712         80.00
New Jersey .........................            12     1,769,808          2.71        147,484           729         66.19
New Mexico .........................             5       623,977          0.96        124,795           686         76.17
Nevada .............................             7       972,661          1.49        138,952           726         76.45
New York ...........................            17     2,358,421          3.61        138,731           701         73.77
Ohio ...............................            26     2,024,694          3.10         77,873           698         80.41
Oklahoma ...........................             8       605,112          0.93         75,639           661         82.87
Oregon .............................            12     1,691,884          2.59        140,990           719         71.21
Pennsylvania .......................            14       886,072          1.36         63,291           747         77.09
South Carolina .....................            10       880,970          1.35         88,097           709         88.71
Tennessee ..........................             9       954,303          1.46        106,034           724         76.80
Texas ..............................            82     8,515,233         13.03        103,844           674         79.58
Utah ...............................             4       549,369          0.84        137,342           771         83.99
Virginia ...........................            12     1,065,027          1.63         88,752           733         78.26
Vermont ............................             2       205,526          0.31        102,763           697         90.00
Washington .........................            20     2,889,796          4.42        144,490           719         79.30
Wisconsin ..........................             3       338,701          0.52        112,900           701         77.41
Wyoming ............................             2       146,833          0.22         73,417           659         84.76
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========

         No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Washington and no more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Washington.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE       LOANS          BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Full Documentation .................           359   $34,057,809         52.13%   $    94,869           702         80.10%
Reduced Documentation ..............           251    31,275,431         47.87        124,603           701         73.98
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========

         No more than 12.9% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
6.500 - 6.624 ......................             9   $ 1,507,405          2.31%   $   167,489           773         71.67%
6.625 - 6.749 ......................            15     1,951,754          2.99        130,117           733         73.01
6.750 - 6.874 ......................            36     5,396,658          8.26        149,907           719         76.64
6.875 - 6.999 ......................            74     9,648,100         14.77        130,380           706         77.37
7.000 - 7.124 ......................            57     7,106,257         10.88        124,671           718         74.71
7.125 - 7.249 ......................            68     7,967,672         12.20        117,172           715         73.87
7.250 - 7.374 ......................            60     5,499,289          8.42         91,655           678         77.71
7.375 - 7.499 ......................            46     4,706,230          7.20        102,309           703         74.03
7.500 - 7.624 ......................            71     7,053,531         10.80         99,346           704         81.20
7.625 - 7.749 ......................            31     2,923,054          4.47         94,292           700         76.43
7.750 - 7.874 ......................            43     3,858,966          5.91         89,743           668         80.08
7.875 - 7.999 ......................            52     3,979,576          6.09         76,530           657         82.37
8.000 - 8.124 ......................            23     1,926,674          2.95         83,768           670         79.70
8.125 - 8.249 ......................            16       947,409          1.45         59,213           634         83.33
8.250 - 8.374 ......................             5       592,930          0.91        118,586           712         79.55
8.375 - 8.499 ......................             3       194,905          0.30         64,968           664         86.18
8.625 - 8.749 ......................             1        72,830          0.11         72,830           742         90.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.2445% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
6.220 ..............................             9   $ 1,507,405          2.31%   $   167,489           773         71.67%
6.345 ..............................            15   $ 1,951,754          2.99%   $   130,117           733         73.01%
6.470 ..............................            36   $ 5,396,658          8.26%   $   149,907           719         76.64%
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .            60   $ 8,855,817         13.55%   $   147,597           731         75.00%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.540048038%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE     AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE       LOANS          BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
   100,000 or less .................           331   $19,663,304         30.10%   $    59,406           694         77.24%
   100,001-200,000 .................           221    31,662,406         48.46        143,269           706         77.52
   200,001-300,000 .................            55    13,069,054         20.00        237,619           698         75.91
   300,001-400,000 .................             3       938,475          1.44        312,825           740         81.57
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           610   $65,333,239        100.00%   $   107,104           701         77.17%
                                       ===========   ===========   ===========

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                           WEIGHTED
                                                                          PERCENT OF        AVERAGE        AVERAGE
                                          NUMBER OF       PRINCIPAL       MORTGAGE         PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                 MORTGAGE LOANS      BALANCE          LOANS           BALANCE          SCORE
------------------------------------   --------------   -------------   -------------    -------------   -------------
00.01-50.00 ........................               33   $   2,480,388            3.80%   $      75,163             744
50.01-55.00 ........................               16       2,026,005            3.10          126,625             699
55.01-60.00 ........................               21       3,007,862            4.60          143,232             739
60.01-65.00 ........................               30       2,967,443            4.54           98,915             730
65.01-70.00 ........................               36       4,474,003            6.85          124,278             738
70.01-75.00 ........................               54       5,128,904            7.85           94,980             697
75.01-80.00 ........................              237      27,953,188           42.79          117,946             701
80.01-85.00 ........................               25       2,209,400            3.38           88,376             655
85.01-90.00 ........................              128      12,342,837           18.89           96,428             681
90.01-95.00 ........................               27       2,349,644            3.60           87,024             663
95.01-100.00 .......................                3         393,567            0.60          131,189             767
                                       --------------   -------------   -------------    -------------   -------------
Total, Average or Weighted Average .              610   $  65,333,239          100.00%   $     107,104             701
                                       ==============   =============   =============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.17%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
----------------------------------------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      94       73       42       31       23
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       52       17       10        5
April 2014 ...................................      83       48       14        7        3
April 2015 ...................................      81       43       11        5        2
April 2016 ...................................      78       39        9        4        2
April 2017 ...................................      75       36        7        3        1
April 2018 ...................................      72       32        5        2        1
April 2019 ...................................      68       29        4        1        *
April 2020 ...................................      65       26        3        1        *
April 2021 ...................................      61       23        3        1        *
April 2022 ...................................      57       20        2        1        *
April 2023 ...................................      52       17        1        *        *
April 2024 ...................................      48       15        1        *        *
April 2025 ...................................      43       12        1        *        *
April 2026 ...................................      37       10        1        *        *
April 2027 ...................................      32        8        *        *        *
April 2028 ...................................      26        6        *        *        *
April 2029 ...................................      19        4        *        *        *
April 2030 ...................................      12        3        *        *        *
April 2031 ...................................       5        1        *        *        *
April 2032 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    17.1      9.9      4.6      3.4      2.7

____________
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

o    the Class A-P Certificates will be purchased on April 28, 2005;

o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE          NON-DISCOUNT
        ASSUMED PURCHASE PRICE                       LOANS               MORTGAGE LOANS
------------------------------------------   ---------------------    ---------------------
Aggregate principal balance ..............   $        9,018,761.35    $       57,784,914.46
Weighted average mortgage rate ...........            6.6766718808%                  7.3407%
Weighted average servicing fee rate ......            0.2800000000%                  0.3300%
Weighted average original term to maturity
(months) .................................                     359                      359
Weighted average remaining term
to maturity (months) .....................                     319                      321

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

    ASSUMED PURCHASE PRICE          0%        6%       18%       24%       30%
------------------------------    -----     -----     -----     -----     -----
$98,516 ......................      2.3%      4.3%     10.0%     13.5%     17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY         BY DOLLAR          BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF       AMOUNT OF        NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                           LOANS           LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                     THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
----------------------   -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

[TABLE CONTINUED]

                             AT DECEMBER 31, 2002         AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR        BY           BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY         BY DOLLAR          BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF       AMOUNT OF        NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                           LOANS           LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                     THOUSANDS)
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231

Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%


[TABLE CONTINUED]

                             AT DECEMBER 31, 2002         AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR        BY           BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430

Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GH46    60,000,000.00           0.00     4.500000  %          0.00
A-2     76110GH53    50,000,000.00           0.00     4.250000  %          0.00
A-3     76110GH61    57,612,000.00   4,045,411.30     5.250000  %  2,799,953.97
A-4     76110GH79             0.00           0.00     6.500000  %          0.00
A-5     76110GH87     5,016,000.00   5,835,043.21     6.500000  %          0.00
A-6     76110GH95    19,939,200.00  19,939,200.00     6.000000  %          0.00
A-7     76110GJ28    22,980,000.00  22,980,000.00     6.250000  %          0.00
A-8     76110GJ36    10,000,000.00  10,000,000.00     6.350000  %          0.00
A-P     76110GJ44       412,905.46     155,125.78     0.000000  %      1,407.49
A-V     76110GJ51             0.00           0.00     0.438485  %          0.00
R-I     76110GJ69           100.00           0.00     6.500000  %          0.00
R-II    76110GJ77           100.00           0.00     6.500000  %          0.00
M-1     76110GJ85     6,600,600.00   6,221,028.22     6.500000  %      6,064.85
M-2     76110GJ93     2,760,000.00   2,601,284.41     6.500000  %      2,535.98
M-3     76110GK26     2,040,000.00   1,922,688.48     6.500000  %      1,874.42
B-1     76110GK34       720,000.00     678,595.93     6.500000  %        661.56
B-2     76110GK42       960,000.00     904,794.58     6.500000  %        882.08
B-3     76110GK59       960,092.46     819,748.12     6.500000  %        799.17

-------------------------------------------------------------------------------
                  240,000,997.92    76,102,920.03                  2,814,179.52
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3        17,698.67  2,817,652.64            0.00       0.00      1,245,457.33
A-4        18,559.47     18,559.47            0.00       0.00              0.00
A-5             0.00          0.00       31,606.49       0.00      5,866,649.70
A-6        99,696.00     99,696.00            0.00       0.00     19,939,200.00
A-7       119,687.50    119,687.50            0.00       0.00     22,980,000.00
A-8        52,916.67     52,916.67            0.00       0.00     10,000,000.00
A-P             0.00      1,407.49            0.00       0.00        153,718.29
A-V        27,808.31     27,808.31            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,697.24     39,762.09            0.00       0.00      6,214,963.37
M-2        14,090.29     16,626.27            0.00       0.00      2,598,748.43
M-3        10,414.56     12,288.98            0.00       0.00      1,920,814.06
B-1         3,675.73      4,337.29            0.00       0.00        677,934.37
B-2         4,900.97      5,783.05            0.00       0.00        903,912.50
B-3         4,440.30      5,239.47            0.00       0.00        818,948.95

-------------------------------------------------------------------------------
          407,585.71  3,221,765.23       31,606.49       0.00     73,320,347.00
===============================================================================













































Run:        04/25/05     17:48:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      70.218206   48.600187     0.307205    48.907392   0.000000   21.618019
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1163.286127    0.000000     0.000000     0.000000   6.301134 1169.587260
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-8    1000.000000    0.000000     5.291667     5.291667   0.000000 1000.000000
A-P     375.693215    3.408746     0.000000     3.408746   0.000000  372.284468
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     942.494353    0.918833     5.105178     6.024011   0.000000  941.575519
M-2     942.494353    0.918833     5.105178     6.024011   0.000000  941.575519
M-3     942.494353    0.918833     5.105176     6.024009   0.000000  941.575519
B-1     942.494353    0.918833     5.105181     6.024014   0.000000  941.575519
B-2     942.494353    0.918833     5.105177     6.024010   0.000000  941.575519
B-3     853.822062    0.832389     4.624867     5.457256   0.000000  852.989673

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11 (POOL #  4611)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4611
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       15,683.11
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,352.48

SUBSERVICER ADVANCES THIS MONTH                                       26,022.84
MASTER SERVICER ADVANCES THIS MONTH                                    4,198.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   1,786,386.71

 (B)  TWO MONTHLY PAYMENTS:                                    6     663,653.62

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     351,406.96


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        842,861.16

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      73,320,347.01

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          672

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 624,166.03

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,708,351.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         82.68792400 %    14.14787700 %    3.15774830 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            82.04738700 %    14.64058247 %    3.28127160 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              863,135.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     863,135.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24988083
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.60

POOL TRADING FACTOR:                                                30.55001756

Run:        04/26/05     11:24:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GH46    60,000,000.00           0.00     4.500000  %          0.00
A-2     76110GH53    50,000,000.00           0.00     4.250000  %          0.00
A-3     76110GH61    57,612,000.00   1,245,457.33     5.250000  %  1,245,457.33
A-4     76110GH79             0.00           0.00     6.500000  %          0.00
A-5     76110GH87     5,016,000.00   5,866,649.70     6.500000  %          0.00
A-6     76110GH95    19,939,200.00  19,939,200.00     6.000000  %  1,750,098.79
A-7     76110GJ28    22,980,000.00  22,980,000.00     6.250000  %          0.00
A-8     76110GJ36    10,000,000.00  10,000,000.00     6.350000  %          0.00
A-P     76110GJ44       412,905.46     153,718.29     0.000000  %      3,755.10
A-V     76110GJ51             0.00           0.00     0.439877  %          0.00
R-I     76110GJ69           100.00           0.00     6.500000  %          0.00
R-II    76110GJ77           100.00           0.00     6.500000  %          0.00
M-1     76110GJ85     6,600,600.00   6,214,963.37     6.500000  %      6,097.88
M-2     76110GJ93     2,760,000.00   2,598,748.43     6.500000  %      2,549.79
M-3     76110GK26     2,040,000.00   1,920,814.06     6.500000  %      1,884.63
B-1     76110GK34       720,000.00     677,934.37     6.500000  %        665.16
B-2     76110GK42       960,000.00     903,912.50     6.500000  %        886.89
B-3     76110GK59       960,092.46     818,948.95     6.500000  %        803.52

-------------------------------------------------------------------------------
                  240,000,997.92    73,320,347.00                  3,012,199.09
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3         5,448.88  1,250,906.21            0.00       0.00              0.00
A-4        15,642.85     15,642.85            0.00       0.00              0.00
A-5             0.00          0.00       31,777.68       0.00      5,898,427.38
A-6        99,696.00  1,849,794.79            0.00       0.00     18,189,101.21
A-7       119,687.50    119,687.50            0.00       0.00     22,980,000.00
A-8        52,916.67     52,916.67            0.00       0.00     10,000,000.00
A-P             0.00      3,755.10            0.00       0.00        149,963.19
A-V        26,876.59     26,876.59            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,664.38     39,762.26            0.00       0.00      6,208,865.49
M-2        14,076.55     16,626.34            0.00       0.00      2,596,198.64
M-3        10,404.41     12,289.04            0.00       0.00      1,918,929.43
B-1         3,672.14      4,337.30            0.00       0.00        677,269.21
B-2         4,896.19      5,783.08            0.00       0.00        903,025.61
B-3         4,435.97      5,239.49            0.00       0.00        818,145.43

-------------------------------------------------------------------------------
          391,418.13  3,403,617.22       31,777.68       0.00     70,339,925.59
===============================================================================













































Run:        04/26/05     11:24:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      21.618019   21.618019     0.094579    21.712598   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1169.587259    0.000000     0.000000     0.000000   6.335263 1175.922524
A-6    1000.000000   87.771766     5.000000    92.771766   0.000000  912.228234
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-8    1000.000000    0.000000     5.291667     5.291667   0.000000 1000.000000
A-P     372.284468    9.094334     0.000000     9.094334   0.000000  363.190134
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     941.575519    0.923837     5.100200     6.024037   0.000000  940.651682
M-2     941.575519    0.923837     5.100199     6.024036   0.000000  940.651682
M-3     941.575520    0.923838     5.100201     6.024039   0.000000  940.651682
B-1     941.575515    0.923833     5.100194     6.024027   0.000000  940.651682
B-2     941.575515    0.923833     5.100198     6.024031   0.000000  940.651682
B-3     852.989672    0.836919     4.620357     5.457276   0.000000  852.152753

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11 (POOL #  4611)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4611
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       15,156.54
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,968.24

SUBSERVICER ADVANCES THIS MONTH                                       29,030.76
MASTER SERVICER ADVANCES THIS MONTH                                    4,605.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   1,993,172.85

 (B)  TWO MONTHLY PAYMENTS:                                    3     297,203.24

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     664,781.30


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        784,135.82

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      70,339,925.60

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          648

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       6

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 681,862.32

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,908,454.58

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         82.04738700 %    14.67134100 %    3.27439240 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            81.30440100 %    15.24595522 %    3.41707020 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              863,135.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     863,135.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24713117
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              322.30

POOL TRADING FACTOR:                                                29.30818047

Run:        04/07/05     11:14:55                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GH46    60,000,000.00           0.00     4.500000  %          0.00
A-2     76110GH53    50,000,000.00           0.00     4.250000  %          0.00
A-3     76110GH61    57,612,000.00           0.00     5.250000  %          0.00
A-4     76110GH79             0.00           0.00     6.500000  %          0.00
A-5     76110GH87     5,016,000.00   5,898,427.38     6.500000  %          0.00
A-6     76110GH95    19,939,200.00  18,189,101.21     6.000000  %  3,548,732.78
A-7     76110GJ28    22,980,000.00  22,980,000.00     6.250000  %          0.00
A-8     76110GJ36    10,000,000.00  10,000,000.00     6.350000  %          0.00
A-P     76110GJ44       412,905.46     149,963.19     0.000000  %      6,595.24
A-V     76110GJ51             0.00           0.00     0.437514  %          0.00
R-I     76110GJ69           100.00           0.00     6.500000  %          0.00
R-II    76110GJ77           100.00           0.00     6.500000  %          0.00
M-1     76110GJ85     6,600,600.00   6,208,865.49     6.500000  %      6,090.17
M-2     76110GJ93     2,760,000.00   2,596,198.64     6.500000  %      2,546.57
M-3     76110GK26     2,040,000.00   1,918,929.43     6.500000  %      1,882.25
B-1     76110GK34       720,000.00     677,269.21     6.500000  %        664.32
B-2     76110GK42       960,000.00     903,025.61     6.500000  %        885.76
B-3     76110GK59       960,092.46     818,145.43     6.500000  %        802.50

-------------------------------------------------------------------------------
                  240,000,997.92    70,339,925.59                  3,568,199.59
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4        13,616.29     13,616.29            0.00       0.00              0.00
A-5             0.00          0.00       31,949.82       0.00      5,930,377.20
A-6        90,945.51  3,639,678.29            0.00       0.00     14,640,368.43
A-7       119,687.50    119,687.50            0.00       0.00     22,980,000.00
A-8        52,916.67     52,916.67            0.00       0.00     10,000,000.00
A-P             0.00      6,595.24            0.00       0.00        143,367.95
A-V        25,645.57     25,645.57            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,631.35     39,721.52            0.00       0.00      6,202,775.32
M-2        14,062.74     16,609.31            0.00       0.00      2,593,652.07
M-3        10,394.20     12,276.45            0.00       0.00      1,917,047.18
B-1         3,668.54      4,332.86            0.00       0.00        676,604.89
B-2         4,891.39      5,777.15            0.00       0.00        902,139.85
B-3         4,431.62      5,234.12            0.00       0.00        817,342.93

-------------------------------------------------------------------------------
          373,891.38  3,942,090.97       31,949.82       0.00     66,803,675.82
===============================================================================













































Run:        04/07/05     11:14:55
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1175.922525    0.000000     0.000000     0.000000   6.369581 1182.292104
A-6     912.228234  177.977691     4.561141   182.538832   0.000000  734.250543
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-8    1000.000000    0.000000     5.291667     5.291667   0.000000 1000.000000
A-P     363.190127   15.972760     0.000000    15.972760   0.000000  347.217367
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     940.651681    0.922669     5.095196     6.017865   0.000000  939.729012
M-2     940.651682    0.922670     5.095196     6.017866   0.000000  939.729012
M-3     940.651683    0.922672     5.095196     6.017868   0.000000  939.729012
B-1     940.651678    0.922667     5.095194     6.017861   0.000000  939.729012
B-2     940.651678    0.922667     5.095198     6.017865   0.000000  939.729012
B-3     852.152757    0.835867     4.615826     5.451693   0.000000  851.316890

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:55                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11 (POOL #  4611)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4611
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,485.63
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,182.24

SUBSERVICER ADVANCES THIS MONTH                                       24,445.89
MASTER SERVICER ADVANCES THIS MONTH                                    5,784.77


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   1,433,691.45

 (B)  TWO MONTHLY PAYMENTS:                                    8     662,530.20

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     363,226.24


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        737,175.70

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      66,803,675.81

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          622

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       7

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 845,960.39

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,467,228.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         81.30440100 %    15.27852800 %    3.40978500 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            80.33378100 %    16.03725310 %    3.59447430 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              863,135.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     863,135.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.25106788
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              320.90

POOL TRADING FACTOR:                                                27.83474918

Run:        04/25/05     11:59:48                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GH46    60,000,000.00           0.00     4.500000  %          0.00
A-2     76110GH53    50,000,000.00           0.00     4.250000  %          0.00
A-3     76110GH61    57,612,000.00           0.00     5.250000  %          0.00
A-4     76110GH79             0.00           0.00     6.500000  %          0.00
A-5     76110GH87     5,016,000.00   5,930,377.20     6.500000  %          0.00
A-6     76110GH95    19,939,200.00  14,640,368.43     6.000000  %  2,876,942.73
A-7     76110GJ28    22,980,000.00  22,980,000.00     6.250000  %          0.00
A-8     76110GJ36    10,000,000.00  10,000,000.00     6.350000  %          0.00
A-P     76110GJ44       412,905.46     143,367.95     0.000000  %      8,940.93
A-V     76110GJ51             0.00           0.00     0.441768  %          0.00
R-I     76110GJ69           100.00           0.00     6.500000  %          0.00
R-II    76110GJ77           100.00           0.00     6.500000  %          0.00
M-1     76110GJ85     6,600,600.00   6,202,775.32     6.500000  %      6,175.22
M-2     76110GJ93     2,760,000.00   2,593,652.07     6.500000  %      2,582.13
M-3     76110GK26     2,040,000.00   1,917,047.18     6.500000  %      1,908.53
B-1     76110GK34       720,000.00     676,604.89     6.500000  %        673.60
B-2     76110GK42       960,000.00     902,139.85     6.500000  %        898.13
B-3     76110GK59       960,092.46     817,342.93     6.500000  %        813.71

-------------------------------------------------------------------------------
                  240,000,997.92    66,803,675.82                  2,898,934.98
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4        12,137.65     12,137.65            0.00       0.00              0.00
A-5             0.00          0.00       32,122.87       0.00      5,962,500.07
A-6        73,201.84  2,950,144.57            0.00       0.00     11,763,425.70
A-7       119,687.50    119,687.50            0.00       0.00     22,980,000.00
A-8        52,916.67     52,916.67            0.00       0.00     10,000,000.00
A-P             0.00      8,940.93            0.00       0.00        134,427.02
A-V        24,593.09     24,593.09            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,598.37     39,773.59            0.00       0.00      6,196,600.10
M-2        14,048.95     16,631.08            0.00       0.00      2,591,069.94
M-3        10,384.01     12,292.54            0.00       0.00      1,915,138.65
B-1         3,664.94      4,338.54            0.00       0.00        675,931.29
B-2         4,886.59      5,784.72            0.00       0.00        901,241.72
B-3         4,427.27      5,240.98            0.00       0.00        617,862.67

-------------------------------------------------------------------------------
          353,546.88  3,252,481.86       32,122.87       0.00     63,738,197.16
===============================================================================













































Run:        04/25/05     11:59:48
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11(POOL # 4611) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4611
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1182.292104    0.000000     0.000000     0.000000   6.404081 1188.696187
A-6     734.250543  144.285765     3.671253   147.957018   0.000000  589.964778
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-8    1000.000000    0.000000     5.291667     5.291667   0.000000 1000.000000
A-P     347.217378   21.653698     0.000000    21.653698   0.000000  325.563680
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     939.729011    0.935553     5.090199     6.025752   0.000000  938.793458
M-2     939.729013    0.935554     5.090199     6.025753   0.000000  938.793458
M-3     939.729012    0.935554     5.090201     6.025755   0.000000  938.793458
B-1     939.729014    0.935556     5.090194     6.025750   0.000000  938.793458
B-2     939.729010    0.935552     5.090198     6.025750   0.000000  938.793458
B-3     851.316889    0.847533     4.611295     5.458828   0.000000  643.544962

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS11 (POOL #  4611)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4611
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,711.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,961.77

SUBSERVICER ADVANCES THIS MONTH                                       19,615.22
MASTER SERVICER ADVANCES THIS MONTH                                    1,924.12


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,192,316.74

 (B)  TWO MONTHLY PAYMENTS:                                    6     757,394.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      79,896.02


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        777,561.72

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      63,738,197.17

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          597

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 269,931.51

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,423,162.84

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         80.33378100 %    16.07174400 %    3.58676020 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.72157300 %    16.79182841 %    3.45110940 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              863,135.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     863,135.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24351307
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              319.70

POOL TRADING FACTOR:                                                26.55747173